Exhibit 24
                                                                Page 1 of 2



                       BALTIMORE GAS AND ELECTRIC COMPANY

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Baltimore Gas and Electric Company hereby constitute and appoint C. H. Poindexter, E. A. Crooke and D. A. Brune and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding $250,000,000 of Preferred Securities of BGE Capital Trust I and related Junior Subordinated Debentures and Preferred Securities Guarantee of said Company (the "Securities"), maturing not more than forty-nine years after the date as of which they are issued, all as authorized by Resolutions adopted by the Board of Directors of Baltimore Gas and Electric Company at a meeting held May 21, 1998, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statement to be filed with the Securities and Exchange Commission in respect of said Securities, to any and all amendments to any registration statement in respect to said Securities, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 21st day of May, 1998.

                                                        Signature


Principal Executive Officer                         /s/ C. H. Poindexter
  and Director                                    --------------------------
                                                       C. H. Poindexter
                                                      Chairman of the Board
                                                           and Director


Principal Financial and                              /s / D. A. Brune
  Accounting Officer                             --------------------------
                                                          D.A. Brune
                                                        Vice President

                                                     Exhibit 24
                                                     Page 2 of 2
                                                     Power of Attorney in
                                                     connection with the
                                                     regisitering of not
                                                     exceeding $250 million
                                                     of Preferred Securities
                                                     by BGE Capital Trust I
                                                     and related Junior
                                                     Subordinated Debentures
                                                     and Preferred Securities
                                                     Guarantee of the Company






                                    Directors


       /s/ H. Furlong Baldwin        /s/ Freeman A. Hrabowski


       /s/ Beverly B. Byron          /s/ Nancy Lampton


       /s/ Dan A. Colussy            /s/ George V. McGowan


       /s/ Edward A. Crooke          /s/ George L. Russell, Jr.


       /s/ James R. Curtiss          /s/ Michael D. Sullivan


       /s/ Jerome W. Geckle          /s/ J. Owen Cole







Dated:  May 21, 1998